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                                                                     EXHIBIT 5.1


                   ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP
                      515 South Figueroa Street, Suite 700
                          Los Angeles, California 90071
                            Telephone: (213) 622-5555
                            Facsimile: (213) 620-8816


                                  July 15, 1998



Alpha Microsystems
2722 South Fairview Street
Santa Ana, California  92704

Ladies and Gentlemen:

         As counsel for Alpha Microsystems, a California corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company on Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of up to 578,630 shares of the Company's Common Stock, no par value (the "Shares"), to be offered for resale for the account of selling stockholders of the Company. In acting as such counsel, we have examined and relied upon the Registration Statement and the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company and other documents and certificates of fact as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as copies. We express no opinion with respect to any matters which may be, or purport to be, governed by the laws of any state or other jurisdiction or country other than the State of California and any federal law of the United States.

         Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, and upon exercise of the Warrants, the Shares will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectuses forming a part of the Registration Statement.

                                 Very truly yours,


                                 /s/ ALLEN, MATKINS, LECK GAMBLE & MALLORY LLP
                                 ---------------------------------------------
                                     Allen, Matkins, Leck Gamble & Mallory LLP